UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2006

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Peter M. Weil's appointment on October 25, 2006 as Chief Executive Officer of Ashworth, Inc. (the "Company"), the Company entered into an employment agreement with Mr. Weil (the "Employment Agreement") on November 27, 2006. The Employment Agreement provides for compensation consisting of, among other things: an annual base salary of $400,000; a performance bonus opportunity of 50% of annual base salary under certain circumstances; a grant of options to purchase 100,000 shares of the Company's common stock, with 50% of the options vesting on each of the first two anniversaries of the grant date; eligibility to participate in the Company’s 401(k) plan; coverage under the Company's medical, dental and life insurance benefits programs; a clothing allowance in accordance with Company policy; an automobile allowance of $1,250 per month; and, an allowance for reasonable residential expenses, in lieu of moving expenses, until such time as the Compensation and Human Resources Committee or the Board takes further action, which will include housing and all reasonable expenses (to be grossed up for taxes, if applicable).

If Mr. Weil is terminated without Cause (as defined in the Employment Agreement), then Mr. Weil will receive (1) severance compensation in an amount equal to 12 months of his then current annual base salary and (2) accelerated vesting of all stock options granted under the Employment Agreement. Mr. Weil's option vesting will also be accelerated as a result of a change of control. In the event that Mr. Weil becomes disabled (as defined in the Employment Agreement) during the term of this Agreement for a continuous period up to ninety days, or upon termination of his employment as a result of his death, the Company shall pay a pro rata share of the annual bonus in the year in which Mr. Weil was disabled or died.

In connection with his prior appointment to the Office of the Chairman, which has been disbanded since Mr. Weil’s appointment as CEO, Mr. Weil had entered into an agreement dated September 12, 2006 (the "Consulting Agreement") with the Company pursuant to which Mr. Weil agreed to provide expertise and counsel on corporate management and operations and decision-making within the Office of the Chairman and, as consideration, received certain compensation, including option grants. The Consulting Agreement has been terminated in connection with Mr. Weil’s appointment as CEO. The unvested portion of the options that were granted in conjunction with the Consulting Agreement, as well as the unvested portion of the non-employee director options that were granted to Mr. Weil on June 1, 2006, will be canceled. Mr. Weil will no longer be eligible to receive non-employee director annual options.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished with this current report on Form 8-K:

Exhibit No. Description of Exhibit
10.1 Employment Agreement with Peter M. Weil, dated November 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

November 28, 2006	By:	Peter M. Weil

Name: Peter M. Weil
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement with Peter M. Weil, dated November 27, 2006.